                                                                EXHIBIT m(10)(h)

                                 AMENDMENT NO. 7

                  AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

         The Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1997, pursuant to Rule 12b-1 of AIM Equity Funds, Inc., a Maryland corporation, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                 "SCHEDULE A TO

                            MASTER DISTRIBUTION PLAN

                             AIM EQUITY FUNDS, INC.

                                (CLASS B SHARES)

                                           MAXIMUM        MAXIMUM       MAXIMUM
                                         ASSET BASED      SERVICE      AGGREGATE
FUND                                    SALES CHARGE        FEE           FEE
AIM Aggressive Growth Fund                  0.75%          0.25%         1.00%
AIM Blue Chip Fund                          0.75%          0.25%         1.00%
AIM Capital Development Fund                0.75%          0.25%         1.00%
AIM Charter Fund                            0.75%          0.25%         1.00%
AIM Constellation Fund                      0.75%          0.25%         1.00%
AIM Dent Demographic Trends Fund            0.75%          0.25%         1.00%
AIM Emerging Growth Fund                    0.75%          0.25%         1.00%
AIM Large Cap Basic Value Fund              0.75%          0.25%         1.00%
AIM Large Cap Growth Fund                   0.75%          0.25%         1.00%
AIM Mid Cap Growth Fund                     0.75%          0.25%         1.00%
AIM Weingarten Fund                         0.75%          0.25%         1.00%"

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  March 30, 2000
        --------------                      AIM EQUITY FUNDS, INC.
                                            (on behalf of its Class B Shares)


Attest: /s/ LISA MOSS                       By: /s/ CAROL F. RELIHAN
        -----------------------------           -----------------------------
        Assistant Secretary                        Senior Vice President